UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 8.01 below which is hereby incorporated in this Item 3.02 by reference.

The Common Warrants (as defined below), the shares of Common Stock (as defined below) issuable upon exercise of the Common Warrants (the “Common Warrant Shares”), and the Placement Agent Warrants (as defined below) and shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder. In addition, the Warrant Amendment (as defined below) may be deemed to involve an exchange of securities exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Item 8.01	Other Events.

Registered Direct Offering and Concurrent Private Placement

On April 22, 2026, Outlook Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell (i) in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Registered Direct Offering”) an aggregate of 16,129,033 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-278340) and a related prospectus and prospectus supplement thereunder, and (ii) in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offering”), warrants to purchase an aggregate of 16,129,033 shares of Common Stock (the “Common Warrants”). The combined purchase price of each Share and accompanying Common Warrant is $0.31.

The Common Warrants have an exercise price of $0.31 per share and will become exercisable on the later of (i) the date of stockholder approval of the issuance of the Common Warrant Shares and (ii) the effective date of an amendment to the Company’s restated certificate of incorporation to increase its authorized shares in an amount equal to or greater than the number of Common Warrant Shares (the “Increase of Authorized Shares”) (such later date, the “Initial Exercise Date”). The Common Warrants will expire on the date that is the fifth anniversary of the later of (i) the Initial Exercise Date and (ii) the date on which the Resale Registration Statement (as defined below) becomes effective. The Company has agreed to hold a stockholder meeting within 90 days following the closing of the Offering to seek stockholder approval for the issuance of Common Warrant Shares and the Increase of Authorized Shares.

The exercise price and the number of shares issuable upon exercise of the Common Warrants are subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the Common Stock. A holder (together with its affiliates) of the Common Warrants will not be entitled to exercise any portion of any Common Warrant, which, upon giving effect to such exercise would cause the aggregate number of shares of the Company’s Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, subject to such holder’s rights under the Common Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% upon notice from such holder to the Company (at least 61 days’ prior notice in the case of an increase).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent for the Company in connection with the Offering pursuant to an engagement letter (the “Engagement Letter”), dated as of March 11, 2026, as amended on April 21, 2026, by and between the Company and the Placement Agent. Pursuant to the Engagement Letter, the Company agreed to pay to the Placement Agent (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering and (iii) to reimburse the Placement Agent for certain expenses incurred by the Placement Agent in connection with the Offering. In addition, under the Engagement Letter, the Company agreed to issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase 1,129,032 shares of Common Stock (equal to 7.0% of the aggregate number of shares of Common Stock sold in the Offering). The Placement Agent Warrants have an exercise price of $0.3875 per share (which is 125% of the offering price per share of Common Stock and accompanying Common Warrant in the Offering) and will be exercisable on the Initial Exercise Date. The Placement Agent Warrants will expire five years from the commencement of sales under the Offering. The Placement Agent Warrants otherwise have substantially the same terms as the Common Warrants. In addition, upon the exercise for cash of any Common Warrants, the Company has agreed to pay to the Placement Agent (i) a 7.0% cash fee and a 1.0% management fee, each a percentage of the gross exercise price paid in cash in connection with any exercise of such Common Warrants, and (ii) to issue to the Placement Agent (or its designees) Placement Agent Warrants to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of such shares of Common Stock underlying such Common Warrants that have been so exercised.

The Offering closed on April 23, 2026. The Company currently plans to use the net proceeds from the Offering primarily for working capital and general corporate purposes. The gross proceeds from the Offering were approximately $5.0 million, prior to deducting the Placement Agent’s fees and other offering expenses payable by the Company.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the Common Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within five calendar days of the effective date of the Increase of Authorized Shares). The Company is required to use commercially reasonable efforts to keep such Resale Registration Statement effective at all times until the earlier of (i) the date on which the Common Warrant Shares may be resold without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Common Warrant Shares have been sold pursuant to the Resale Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect.

The foregoing description of the terms and conditions of the Purchase Agreement, the Common Warrants and the Placement Agent Warrants do not purport to be complete and are each qualified in their entirety by the full text of the form of Purchase Agreement, the form of Common Warrant and the form of Placement Agent Warrant, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated by reference herein.

In connection with the filing of the prospectus supplement for the Offering, the Company is filing a legal opinion of its counsel, Cooley LLP, regarding the validity of the securities being issued in the Registered Direct Offering, a copy of which is attached as Exhibit 5.1 to this Current Report.

Warrant Amendment

In connection with the Offering, on April 22, 2026, the Company entered into a warrant amendment (the “Warrant Amendment”) pursuant to which the Company agreed to amend certain outstanding common stock warrants to purchase 2,142,854 shares of Common Stock previously issued in January 2025 and held by an investor in the Offering with an exercise price of $2.26, effective as of the closing of the Offering, such that the amended warrants (the “Amended Warrants”) (i) have a reduced exercise price of $0.31 per share, (ii) will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock upon exercise of the Amended Warrants and (iii) will expire five years from the effective date of such stockholder approval. Other than as described herein, the terms of the Amended Warrants remain unchanged.

Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements relating to the Company's expectations regarding the use of proceeds from the Offering, the potential exercise of the Common Warrants and Placement Agent Warrants, the Company’s receipt of stockholder approvals for (i) the issuance of Common Warrant Shares, (ii) the Increase of Authorized Shares and (iii) the issuance of the shares of Common Stock upon exercise of the Amended Warrants. These forward-looking statements are based upon the Company's current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the Offering and other risks detailed in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended September 30, 2025, as updated by the Company’s subsequent filings and in the prospectus supplement relating to the Offering. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Cooley LLP.
10.1	Form of Securities Purchase Agreement between Outlook Therapeutics, Inc. and the purchasers party thereto.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: April 23, 2026	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer